Exhibit 10.3

EXECUTION COPY

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of November 22, 2005, made among ACCELLENT MERGER SUB INC., a Maryland corporation (“Merger Sub”), a wholly owned subsidiary of ACCELLENT ACQUISITION CORP., a Delaware corporation (“Holdings”) which shall merge (the “Merger”) with and into ACCELLENT INC., a Maryland corporation (“Target” and immediately upon consummation of the Merger with Target as the surviving entity and its assumption of the obligations of Merger Sub by operation of law, the “Borrower”), Holdings, the Borrower, each of the subsidiaries of the Borrower listed on Schedule 1 hereto (each such subsidiary individually, a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, Borrower and Holdings are referred to collectively as the “Pledgors”) and JPMORGAN CHASE BANK, N.A. as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the CREDIT AGREEMENT dated as of the date hereof, among the Borrower, Merger Sub, Holdings, the Subsidiary Pledgors, the Lenders, J.P. MORGAN SECURITIES INC., as joint lead arranger and joint bookrunner (in such capacities, the “Joint Lead Arranger” and “Joint Bookrunner”), CREDIT SUISSE, as joint lead arranger and joint bookrunner and syndication agent (in such capacities, the “Joint Lead Arranger” and “Joint Bookrunner” and “Syndication Agent”), the Administrative Agent and LEHMAN COMMERCIAL PAPER INC., as documentation agent (in such capacity, “Documentation Agent”).

W I T N E S S E T H :

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements with the Borrower;

WHEREAS, pursuant to the Guarantee (the “Guarantee”) dated as of the date hereof, Holdings and each Subsidiary Pledgor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Administrative Agent, for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);

WHEREAS, each Subsidiary Pledgor is a Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Borrower, Holdings and the Subsidiary Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent for the benefit of the Secured Parties; and

WHEREAS, (a) Holdings is the legal and beneficial owner of all the issued and outstanding shares of capital stock of the Borrower, (b) the Borrower and the Subsidiary Pledgors are the legal and beneficial owners of the Equity Interests described under Schedule 2 hereto and issued by the entities named therein (the pledged Equity Interests described under (a) and (b) are, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (c) each of the Pledgors is the legal and beneficial owner of the Indebtedness (together with any other Indebtedness owed to each of the Pledgors hereafter and required to be pledged hereunder pursuant to Section 6(b) hereof, the “Pledged Debt”) described under Schedule 2 hereto;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrower, the Pledgors hereby agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:

1.                                       Defined Terms.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “NY UCC”) and not defined herein shall have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the NY UCC.

(b)                                 As used herein, the term “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

(c)                                  As used herein, the term “Obligations” means the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and the other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Pledge Agreement or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Credit Party under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or its affiliates arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds.

(d)                                 As used herein, the term “Secured Parties” means (i) the Lenders, (ii) the Letter of Credit Issuer, (iii) the Swingline Lender, (iv) the Administrative Agent, (v) the Syndication Agent, (vi) the Documentation Agent, (vii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (viii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Credit Document and (ix) any successors, indorsees, transferees and assigns of each of the foregoing.

(e)                                  References to “Lenders” in this Pledge Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Hedge Agreements with the Borrower.

(f)                                    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.                                       Grant of Security.  Each Pledgor hereby transfers, assigns and pledges to the Administrative Agent for the benefit of the Secured Parties, and hereby grants to the Administrative Agent for the benefit of the Secured Parties, a security interest (“Security Interest”) in all of such Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Collateral”):

(a)                                  the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, provided that the Pledged Shares under this Pledge Agreement shall not include more than 65 percent of the issued and outstanding Equity Interests in any Foreign Subsidiary;

(b)                                 the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c)                                  to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Collateral.  For purposes of this Pledge Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Pledgor or the Administrative Agent from time to time with respect to any of the Collateral.

Notwithstanding the foregoing, “Collateral” shall not include any Equity Interests of any Person that is not a Subsidiary except to the extent the grant by a Pledgor of a Security Interest therein pursuant to this Pledge Agreement (i) is not prohibited by customary provisions in such contracts, agreements or instruments governing such Equity Interests or (ii) is permitted with consent if all necessary consents to such grant of a Security Interest therein have been obtained from the other parties thereto (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Pledgor to obtain such consents).

3.                                       Security for Obligations.  This Pledge Agreement secures the payment of all Obligations of each Credit Party.  Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to the Administrative Agent or the Lenders under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4.                                       Delivery of the Collateral.  All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.  The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and without notice to any Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Shares.  Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as Schedule 2 and made a part hereof, provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities.  Each schedule so delivered shall supersede any prior schedules so delivered.

5.                                       Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a)                                  Schedule 2 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.  Except as set forth on Schedule 2, the Pledged Shares represent all (or 65 percent in the case of pledges of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the date hereof.

(b)                                 Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement.

(c)                                  As of the date of this Pledge Agreement, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)                                 The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the Collateral, securing the payment of the Obligations, in favor of the Administrative Agent for the benefit of the Secured Parties.

(e)                                  Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6.                                       Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.  (a)  Except as provided for in Schedule 5.15 to the Credit Agreement, the Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate and in the organizational documents of such Domestic Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable].  Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend:  “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.”  No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b)                                 Each Pledgor will cause any Indebtedness for borrowed money in an aggregate principal amount exceeding $5,000,000 owed to such Pledgor and required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement to be evidenced by a duly executed promissory note that is pledged and delivered to the Administrative Agent pursuant to the terms hereof.

7.                                       Further Assurances.  Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8.                                       Voting Rights; Dividends and Distributions; Etc.  (a)  So long as no Event of Default shall have occurred and be continuing:

(i)                                     Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Credit Documents.

(ii)                                  The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)                                 Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

(c)                                  Upon written notice to the applicable Pledgor by the Administrative Agent following the occurrence and during the continuance of an Event of Default,

(i)                                     all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Administrative Agent under Section 8(a)(ii) shall be reinstated);

(ii)                                  all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default.  After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii)                               all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv)                              in order to permit the Administrative Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Administrative Agent, from time to time execute and deliver to the Administrative Agent, appropriate proxies, dividend payment orders and other instruments as the Administrative Agent may reasonably request.

9.                                       Transfers and Other Liens; Additional Collateral; Etc.  Each Pledgor shall

(a)                                  not (i) except as permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement, provided that in the event such Pledgor sells or otherwise disposes of assets permitted by the Credit Agreement and such assets are or include any of the Collateral, the Administrative Agent shall release such Collateral to such Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale;

(b)                                 pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Administrative Agent for the benefit of the Secured Parties, immediately upon acquisition thereof, all the capital stock and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c)                                  defend its and the Administrative Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, and any and all Persons whomsoever.

10.                                 Administrative Agent Appointed Attorney-in-Fact.  Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Administrative Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11.                                 The Administrative Agent’s Duties.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.

12.                                 Remedies.  If any Event of Default shall have occurred and be continuing:

(a)                                  The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NY UCC (whether or not the NY UCC applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Administrative Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Administrative Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Pledgor hereby waives any claim against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b)                                 The Administrative Agent shall apply the proceeds of any collection or sale of the Collateral at any time after receipt as follows:

(i)                                     first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Pledge Agreement, the other Credit Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Credit Document on behalf of any Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii)                                  second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii)                               third, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

(c)                                  The Administrative Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d)                                 All payments received by any Pledgor after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

13.                                 Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or any of its affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Administrative Agent or any of its affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto.  When making any demand hereunder against any Pledgor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Pledgor or pledgor, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Pledgor or pledgor or any release of the Borrower or any Pledgor or pledgor shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any Pledgor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14.                                 Continuing Security Interest; Assignments Under the Credit Agreement; Release.  (a)  This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all the Obligations under the Credit Documents shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding (other than any Letters of Credit that shall have been cash collateralized or otherwise provided for in a manner satisfactory to the Letter of Credit Issuer in respect thereof), notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any Obligations.

(b)                                 A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the Pledge of such Subsidiary Pledgor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Pledgor ceases to be a Domestic Subsidiary of the Borrower.

(c)                                  Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement, the obligations of such Pledgor with respect to such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.

(d)                                 In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Administrative Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Administrative Agent.

15.                                 Reinstatement.  This Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

16.                                 Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

17.                                 Counterparts.  This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Administrative Agent and the Borrower.

18.                                 Severability.  Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19.                                 Integration.  This Pledge Agreement represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

20.                                 Amendments in Writing; No Waiver; Cumulative Remedies.  (a)  None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Administrative Agent in accordance with Section 13.1 of the Credit Agreement.

(b)                                 Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion.

(c)                                  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21.                                 Section Headings.  The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22.                                 Successors and Assigns.  This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Administrative Agent.

23.                                 WAIVER OF JURY TRIAL.  EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24.                                 Submission to Jurisdiction; Waivers.  Each of the Pledgors hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement, and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 16 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right of the Administrative Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any other Secured Party to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

25.                               GOVERNING LAW.  THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

ACCELLENT MERGER SUB INC.

By:	/s/ James C. Momtazee
	Name:	James C. Momtazee
	Title:	Vice President, Treasurer and
Assistant Secretary

ACCELLENT INC.

By:	/s/ Stewart A. Fisher
Name: Stewart A. Fisher
Title: Chief Financial Officer, Executive Vice President, Treasurer and Secretary

ACCELLENT ACQUISITION CORP.

By:	/s/ James C. Momtazee
	Name:	James C. Momtazee
	Title:	Treasurer and Assistant Secretary

SIGNATURE PAGE TO THE PLEDGE AGREEMENT DATED AS OF NOVEMBER 22, 2005, AMONG MERGER SUB, ACCELLENT INC. (THE “BORROWER”), ACCELLENT ACQUISITION CORP., EACH OF THE SUBSIDIARIES OF THE BORROWER LISTED ON SCHEDULE 1 HERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS FROM TIME TO TIME PARTIES TO THE CREDIT AGREEMENT REFERRED TO THEREIN.

ACCELLENT CORP.
AMERICAN TECHNICAL MOLDING, INC.
BRIMFIELD ACQUISITION CORP.
BRIMFIELD PRECISION, LLC
CE HUNTSVILLE HOLDINGS CORP.
CYCAM, INC.
ELX, INC.
G&D, INC. d/b/a STAR GUIDE CORPORATION
HAYDEN PRECISION INDUSTRIES, LLC
KELCO ACQUISITION LLC
MACHINING TECHNOLOGY GROUP, LLC
MEDSOURCE TECHNOLOGIES, INC.
MEDSOURCE TECHNOLOGIES, LLC
MEDSOURCE TECHNOLOGIES, NEWTON INC.
MEDSOURCE TECHNOLOGIES PITTSBURGH, INC.
MEDSOURCE TRENTON, INC.
MICRO-GUIDE, INC.
NATIONAL WIRE & STAMPING, INC.
NOBLE-MET, LTD.
PORTLYN, LLC
SPECTRUM MANUFACTURING, INC.
TENAX, LLC
TEXCEL, INC.
THERMAT ACQUISITION CORP.
UTI CORPORATION
UTI HOLDING COMPANY
VENUSA, LTD.

By:	/s/ Stewart A. Fisher
Name: Stewart A. Fisher
Title: Chief Financial Officer, Vice President, Treasurer and Secretary

SIGNATURE PAGE TO THE PLEDGE AGREEMENT
DATED AS OF NOVEMBER 22, 2005, AMONG
MERGER SUB, ACCELLENT INC. (THE
“BORROWER”), ACCELLENT ACQUISITION
CORP., EACH OF THE SUBSIDIARIES OF THE
BORROWER LISTED ON SCHEDULE 1 HERETO,
AND JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT FOR THE LENDERS
FROM TIME TO TIME PARTIES TO THE CREDIT
AGREEMENT REFERRED TO THEREIN.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Bruce Borden
Name: Bruce Borden
Title: Vice President

SCHEDULE 1
TO THE PLEDGE AGREEMENT

SUBSIDIARY PLEDGORS

SCHEDULE 2
TO THE PLEDGE AGREEMENT

Pledged Shares

Pledgor	Issuer	Class of Stock	Stock Certificate No(s)	Number of Shares	Percentage of Issued and Outstanding Shares

Pledged Debt

Pledgor	Issuer	Initial Principal Amount	Date of Note	Maturity Date

ANNEX A
TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ], 200_ to the PLEDGE AGREEMENT dated as of November 22, 2005, made among ACCELLENT MERGER SUB INC., a Maryland corporation (“Merger Sub”), a wholly owned subsidiary of ACCELLENT ACQUISITION CORP., a Delaware corporation (“Holdings”) which shall merge (the “Merger”) with and into ACCELLENT INC., a Maryland corporation (“Target” and immediately upon consummation of the Merger with Target as the surviving entity and its assumption of the obligations of Merger Sub by operation of law, the “Borrower”), Holdings, the Borrower, each of the subsidiaries of the Borrower listed on Schedule 1 to the Pledge Agreement (each such subsidiary individually, a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; Merger Sub, the Borrower, Subsidiary Pledgors and Holdings are referred to collectively as the “Pledgors”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time parties to the Credit Agreement referred to below.

A.                                   Reference is made to (a) the Credit Agreement (the “Credit Agreement”) dated as of November 22, 2005, made among Merger, Sub, the Borrower, Holdings, certain subsidiaries of the Borrower (each a “Subsidiary” and, collectively,  the “Subsidiaries”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), J.P. MORGAN SECURITIES INC., as joint lead arranger and joint bookrunner (in such capacities, the “Joint Lead Arranger” and “Joint Bookrunner”), CREDIT SUISSE, as joint lead arranger and joint bookrunner and syndication agent (in such capacities, the “Joint Lead Arranger” and “Joint Bookrunner” and “Syndication Agent”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and LEHMAN COMMERCIAL PAPER INC., as documentation agent (in such capacity “Documentation Agent”), and (b) the Guarantee dated as of November 22, 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”), among Holdings, the Subsidiary Guarantors party thereto and the Administrative Agent.

B                                        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C.                                     The Pledgors have entered into the Pledge Agreement in order to induce Administrative Agent, the Syndication Agent, the Documentation Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements with the Borrower.

D.                                    The undersigned Domestic Subsidiaries (each a “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness (the “Additional Pledged Debt”) described under Schedule 1 hereto.

E.                                      Section 9.12 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.  Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Administrative Agent for the benefit of the Secured Parties the Additional Pledged Shares and the Additional Pledged Debt and to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders and the Letter of Credit Issuers to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Administrative Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1.  In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Administrative Agent for the benefit of the Secured Parties, and hereby grants to the Administrative Agent for the benefit of the Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a)                                  the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares, provided that the Additional Pledged Shares under this Supplement shall not include more than 65 percent of the issued and outstanding Equity Interests in any Foreign Subsidiary;

(b)                                 the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c)                                  to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Additional Collateral.  For purposes of this Supplement, the term “proceeds” includes whatever is receivable or received when Additional Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity

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or guarantee payable to any Additional Pledgor or the Administrative Agent from time to time with respect to any of the Additional Collateral.

Notwithstanding the foregoing, “Additional Collateral” shall not include any Equity Interests of any Person that is not a Subsidiary except to the extent the grant by an Additional Pledgor of a Security Interest therein pursuant to this Supplement to the Pledge Agreement (i) is not prohibited by customary provisions in such contracts, agreements or instruments governing such Equity Interests or (ii) is permitted with consent if all necessary consents to such grant of a Security Interest therein have been obtained from the other parties thereto (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Additional Pledgor to obtain such consents).

For purposes of the Pledge Agreement, (x) the Collateral shall be deemed to include the Additional Collateral and (y) the After-acquired Pledged Shares shall be deemed to include the After-acquired Additional Pledged Shares.

SECTION 2.  Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder.  Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor.  The Pledge Agreement is hereby incorporated herein by reference.

SECTION 3.  Each Additional Pledgor represents and warrants as follows:

(a)                                  Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Additional Pledged Debt and (ii) together with Schedule 2 to the Pledge Agreement, the comparable schedules to each other Supplement to the Pledge Agreement, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.  Except as set forth on Schedule 1, the Pledged Shares represent all (or 65 percent in the case of pledges of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b)                                 Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c)                                  As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

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(d)                                 The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Administrative Agent for the benefit of the Secured Parties.

(e)                                  Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION 4.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Administrative Agent and the Borrower.  This Supplement shall become effective as to each Additional Pledgor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Administrative Agent.

SECTION 5.  Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement.  All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

SECTION 9.  Each Additional Pledgor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, each Additional Pledgor and the Administrative Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF ADDITIONAL PLEDGOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE 1
TO SUPPLEMENT NO. [   ]
TO THE PLEDGE AGREEMENT

Pledged Shares

Pledgor	Issuer	Class of Stock	Stock Certificate No(s)	Number of Shares	Percentage of Issued and Outstanding Shares

Pledged Debt

Pledgor	Issuer	Initial Principal Amount	Date of Note	Maturity Date